PRICEWATERHOUSECOOPERS
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                                                  |West London Office
                                                  |Harman House
                                                  |1 George Street
                                                  |Uxbridge UB8 1QQ
                                                  |Telephone +44 (0) 1895 273333
                                                  |Facsimile +44 (0) 1895 274777
April 23, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549



Commissioners:

We have read the statements made by Silverstar Holdings, Ltd. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 23, 2001. We agree with the statements concerning our Firm contained in such Form 8-K.

Very truly yours,


/s/ PricewaterhouseCoopers
PricewaterhouseCoopers



PricewaterhouseCoopers is the successor partnership to the UK firms of Price Waterhouse and Coopers & Lybrand. The principal place of business of PricewaterhouseCoopers and its associate partnerships, and of Coopers & Lybrand, is 1 Embankment Place, London WC2N 6RH. The principal place of business of Price Waterhouse is Southwark Towers, 32 London Bridge Street, London SE1 9SY. Lists of the partners' names are available for inspection at those places.

All partners in the associate partnerships are authorised to conduct business as agents of, and all contracts for services to clients are with, PricewaterhouseCoopers. PricewaterhouseCoopers is authorised by the Institute of Chartered Accountants in England and Wales to carry on investment business.